UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2014

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Drive, Suite 140 Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 10, 2014, Identiv, Inc. (the “Company”) issued a press release announcing preliminary financial performance for the third quarter ended September 30, 2014. The Company reported expected revenue for the third quarter of 2014 to be in the range of $21 to $23 million and non-GAAP adjusted EBITDA to be positive. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information in this report (including the exhibit) furnished pursuant to Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On October 9, 2014, the Company’s Board of Directors approved a $5 million stock repurchase program. Under the new stock repurchase program, the Company may repurchase up to $5 million of its common stock. The program allows stock repurchases from time to time at management’s discretion in the open market or in private transactions at prevailing market prices. Repurchases will be made under the program using the Company’s cash resources. The stock repurchase program will expire on October 8, 2015, but may be limited or terminated at any time by the Board of Directors without prior notice.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated October 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

October 14, 2014	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer and Secretary